Exhibit 10.1

AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made this 9th day of November, 2017 by and between magicJack VocalTec Ltd. (the “Company”) and Don Carlos Bell III (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties previously entered into that certain Executive Employment Agreement, dated May 8, 2017 (the “Agreement”).

WHEREAS, the Company is in the process of negotiating an Agreement and Plan of Merger by and among B. Riley Financial, Inc., B. R. Acquisition Ltd. (the “Merger Sub”), and Company, dated November 9, 2017, pursuant to which the Parties contemplate that the Merger Sub will be merged with and into the Company (the “Merger Agreement”).  The transactions contemplated by the Merger Agreement would, if consummated, constitute a “Change of Control” entitling the Executive to payment of the “Special Transaction Bonus,” as such terms are defined by, and pursuant to the terms of, the Agreement, provided the transactions are consummated prior to May 8, 2018 (the “Transaction Deadline”) and further provided that the Executive continues to be employed by the Company at such time.

WHEREAS, given the complexities of the contemplated transactions, the Parties agree that it is reasonable to modify the Transaction Deadline in a manner that will allow the Executive the opportunity to earn the Special Transaction Bonus either (i) if any Change of Control is consummated by May 8, 2018 or (ii) upon the occurrence of the Closing (as such term is defined in the Merger Agreement) at any time.

WHEREAS, the Parties are concurrently entering into that certain Amendment to magicJack VocalTec Ltd. 2013 Stock Incentive Plan Restricted Stock Agreement (the “Restricted Stock Award Amendment”), and hereby agree that this Amendment’s effectiveness shall be conditioned upon the effectiveness of the Restricted Stock Award Amendment.

WHEREAS, the Parties further agree and acknowledge that the Amendment is conditioned upon, and subject to the approval of, the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree to amend the Agreement, subject to the approval of the Company’s shareholders, effective as of the date first set forth above, by deleting Section 4(D) of the Agreement in its entirety and by substituting therefor the following:

“D.	SPECIAL TRANSACTION BONUS.

(i)
If a Change of Control occurs by the Transaction Deadline and Executive is employed by the Company on such Change of Control, then Executive shall be paid within five (5) days after the Change of Control a bonus (the “Special Transaction Bonus”) of up to $2,500,000, which will be calculated pursuant to the criteria set forth in Attachment C to this Agreement.  The Special Transaction Bonus is in addition to any Annual Bonus Executive may earn pursuant to Section 4(B) of this Agreement, or any Change of Control Termination Payment or any Termination Payment Executive is entitled to be paid pursuant to Section 7 of this Agreement.

(ii)	For purposes of this Section 4(D), the following terms shall have the meanings ascribed to them below:

“Transaction Deadline” means, (i) if the Merger Agreement is terminated pursuant to Article 7 thereof, whether before, on, or after May 8, 2018, the date of May 8, 2018, and, (ii) if the Closing takes place in accordance with the terms of the Merger Agreement, the date on which the Closing occurs.

“Merger Agreement” means the Agreement and Plan of Merger by and among B. Riley Financial, Inc., B. R. Acquisition Ltd., and Company, dated November 9, 2017.”

Except as specifically amended hereby, the Agreement will remain in full force and effect as prior to the adoption of this Amendment.

In the event the shareholders of the Company fail to approve the adoption of this Amendment or the Restricted Stock Award Amendment before May 8, 2018, the adoption of this Amendment by the Parties shall be rendered null and void.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment under seal as of the date first set forth above.

MAGICJACK VOCALTEC LTD.

By:	/s/ Izhak Gross
Name: Izhak Gross
Title: Chairman

EXECUTIVE

/s/ Don Carlos Bell III
Name: Don Carlos Bell III

[Signature Page- Amendment to Bell Executive Employment Agreement]